AMENDMENT TO FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

         AMENDMENT entered into as of August 26, 1999 to the Foreign Custody Manager Agreement dated 13, May 1998 between UMB Bank, N.A, and Brown Brothers Harriman and Co. (the "Agreement").

         The parties hereby agree that the first paragraph of the Agreement is restated as follows:

         AGREEMENT made as of the 13th day of May, 1998 between UMB Bank, n.a. ("UMB"), for and on behalf of each Fund or series thereof designated on the Addendum as amended from time to time, each of which is a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, (the "Act"), acting through its Board of Directors or its duly appointed representative (each a "Fund"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate").

         Except as amended above, all provisions of the Agreement as heretofore in effect shall remain in full force and effect.

         IN WITNESS WHEREFORE, the parties have executed this Amendment as of the date first set forth above.

UMB Bank n.a.                              BROWN BROTHERS HARRIMAN & CO.



-------------------------                  -----------------------------------
Name:                                      Name: Kristen Fitzwilliam Giarrusso
Title:                                     Title:  Partner

                  FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT

         AGREEMENT made as of this 13th day of May, 1998 between UMB Bank, n.a. ("UMB"), for and on behalf of each Fund or series thereof within the United Group of Funds, TMK/United Funds, Inc. and Waddell & Reed Funds, Inc., each of which is a management investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, (the "Act"), acting through its Board of Directors or its duly appointed representative (each a "Fund"), and BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate").

                                   WITNESSETH

         WHEREAS UMB at the direction of each Fund has appointed the Delegate as custodian or subcustodian as the case may be (the "Custodian") of the Fund's Assets in a Custodian Agreement between UMB and each Fund dated November 26, 1991 (the "Custodian Agreement");

         WHEREAS UMB and the Delegate have entered into a Subcustodian Agreement dated January 9, 1992 (the "Subcustodian Agreement");

         WHEREAS a Fund may, from time to time determine to invest and maintain some or all of the Fund's Assets outside the United States;

         WHEREAS UMB at the direction of the Board of Directors of each Fund (a "Board") wishes to delegate to the Delegate certain functions with respect to the custody of Fund's Assets outside the United States;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and the Delegate agree as follows. Capitalized terms shall have the meaning indicated in Section 12 unless otherwise indicated.

          1. Maintenance of Fund's Assets Abroad. Pursuant to instructions from each Fund, UMB, hereby instructs Delegate pursuant to the terms of the Subcustodian Agreement to place and maintain each Fund's Assets within the countries listed in Schedule 1 attached hereto (as such Schedule may be amended from time to time in accordance herewith which will at all times include all the countries in the Delegate's global custody network generally offered to its customers). Such instruction shall be deemed to include an instruction to use any Compulsory Securities Depository in any such country and shall represent a Proper Instruction under the terms of the Subcustodian Agreement. Countries may be added to Schedule 1 by written instruction of UMB, at the direction of the Fund or its duly appointed representative(s) that is accepted in writing by the Delegate as an amendment to Schedule 1. With respect to amendments adding countries to Schedule 1, UMB acknowledges that - (a) the Delegate shall perform services hereunder only with respect to the countries where it provides custodial services under the Subcustodian Agreement; and (b) that nothing in this Agreement shall require the Delegate to provide delegated or custodial services in any country not listed in Schedule 1 until such amended Schedule 1 has been accepted by the Delegate in accordance herewith.

          2. Delegation. Pursuant to the provisions of Rule 17f-5 under the Act as amended, UMB, at the direction of each Fund pursuant to the Custodian Agreement hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Agreement concerning the safekeeping of each Fund's Assets in each of the countries set forth in Schedule 1. The Delegate is hereby authorized to take such actions on behalf of or in the name of UMB, on behalf of the Funds, as are reasonably required to discharge its duties under this Agreement including, without limitation, to cause a Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith.

          3. Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the Eligible Foreign Custodians listed on Schedule 1 and administration of certain contracts governing each Fund's foreign custodial arrangements:

          (a) Eligible Foreign Custodian. The Delegate shall place and maintain the Assets delivered by UMB on behalf of a Fund with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

               (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

               (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

               (iii) The Eligible Foreign Custodian's general reputation and standing and, in the cast of a Securities Depository, the depository's operating history and number of participants; and

               (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's consent to service of process in the United States.

          (b) Contract Administration. In the case of an Eligible Foreign Custodian that is not a Securities Depository or a U.S. Bank, the Delegate shall cause that the foreign custody arrangements shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund Assets based on the standards specified in subsection (a) of this Section 3. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

               (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

               (ii) That Fund Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

               (iii) That beneficial ownership of Fund Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

               (iv) That adequate records will be maintained identifying Fund Assets as belonging to the applicable Fund or as being held by a third party for the benefit of such Fund;

               (v) That each Fund's independent public accountants will be given access to those records or confirmation of the contents of such records; and

               (vi) That each Fund will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

         Such contract may contain, in lieu of any or all of the provisions specified in this Section 3 (b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for Fund Assets as the specified provisions, in their entirety.

          (c) Limitation to Delegated Selection. Notwithstanding anything in this Agreement to the contrary, the duties under this Section 3 shall not apply to Eligible Foreign Custodians that the Delegate is directed to use pursuant to
Section 7.

          4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining each Fund's Assets with each Eligible Foreign Custodian in which Fund Assets are maintained pursuant to Section 3 of this Agreement. The Delegate shall monitor the continuing appropriateness of placement of each Fund's Assets in accordance with the criteria established under Section 3(a) of this Agreement. The Delegate shall monitor the continuing appropriateness of the contract governing each Fund's arrangements in accordance with the criteria established under Section 3(b) of this Agreement.

          5. Reporting. Annually, or at such greater frequency as a Fund may reasonably request, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3, and each Compulsory Securities Depository in which Fund Assets are maintained. The Delegate shall promptly report to the Board any material adverse changes in a Fund's foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to
Section 7 only to the extent specifically agreed with respect to the particular situation. The Delegate shall provide such information as UMB at the direction of a Fund, acting through its Board, Investment Adviser or other authorized representative, may reasonably request relating to (a) prevailing country risk, including but not limited to information regarding market entrance requirements, the imposition of currency controls, applicable bankruptcy laws, customary custody and settlement practices for Eligible Foreign Custodians maintaining custody of the assets of any Fund, availability of investor guarantee or protection funds, fail penalties and fail avoidance mechanisms, foreign ownership limitations, substantial shareholder reporting requirements, applicable tax laws, and the like; and (b) safety of assets maintained in any Eligible Foreign Custodian or Compulsory Depository, including financial condition of the entity and its operational and internal control procedures.

          6. Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Agreement no longer meets the requirements of said
Section, Delegate shall withdraw all Fund Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any Fund Assets or would materially impair the liquidity, value or other investment characteristics of a Fund's Assets, it shall be the duty of the Delegate to provide UMB with information regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal, which UMB shall forward to the Delegate.

          7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Agreement, a Fund, acting through its Board, its Investment Adviser or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian not generally offered to Delegate's customers. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Subcustodian Agreement and shall have no duties under this Delegation Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

          8. Standard of Care. In carrying out its duties under this Agreement, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping Fund Assets would exercise.

          9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Agreement has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

         UMB represents and warrants that each Fund's Board of Directors has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

          10. Effectiveness; termination. This Agreement shall be effective as of the date on which this Agreement shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Agreement shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement or Subcustodian Agreement.

          11. Notices. Notices and other communications under this Agreement are to be made in accordance with the arrangements designated for such purpose under the Subcustodian Agreement unless otherwise indicated in a writing referencing this Agreement and executed by both parties.

          12.  Definitions.   Capitalized  terms  in  this  agreement  have  the
following meanings:

               a. Compulsory Securities Depository - shall mean a Securities Depository the use of which is mandatory (i) under applicable law or regulation; (H) because securities cannot be withdrawn from the depository; or, (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

               b. Eligible Foreign Custodian - shall have the meaning set forth in Rule l7f- 5(a)(1) and shall also include a U.S. Bank.

               c.  Fund's  Assets  or Fund  Assets - shall  mean any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect a Fund's transactions in such investments.

               d. Proper Instructions - shall have the meaning set forth in the Subcustodian Agreement.

               e. Securities Depository - shall have the meaning set forth in Rule 17f-5(a)(6).

               f. U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.

          13. Governing Law and Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

          14. Fees. Delegate shall perform its functions under this agreement for the compensation determined under the Subcustodian Agreement.

          15. Integration. This Agreement sets forth all of the Delegate's duties with respect to the maintenance of Fund Assets with and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The term of the Subcustodian Agreement shall apply generally as to matters not expressly covered in this Agreement.

NOW THEREFORE, the parties have caused this Agreement to be executed by its duly authorized representatives, effective as of the date first above written.


BROWN BROTHERS HARRIMAN & CO.                 UMB Bank, n.a.


By: _________________________________           By:_____________________________
         Name: ______________________               Name: Ralph R. Santoro
         Title:______________________               Title: Senior Vice President
         Date: ______________________               Date: ______________________

                                   SCHEDULE 1
                                TO UMB Bank, n.a.
                  FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT
                              AS OF AUGUST 26,1999

                                    ARGENTINA
                                    AUSTRALIA
                                     AUSTRIA
                                     BAHRAIN
                                   BANGLADESH
                                     BELGIUM
                                     BERMUDA
                                    BOTSWANA
                                     BRAZIL
                                    BULGARIA
                                     CANADA
                                      CHILE
                                      CHINA
                                    COLOMBIA
                                     CROATIA
                                 CZECH REPUBLIC
                                     DENMARK
                                     ECUADOR
                                      EGYPT
                                     FINLAND
                                     FRANCE
                                     GERMANY
                                     GREECE
                                    HONG KONG
                                     HUNGARY
                                      INDIA
                                    INDONESIA
                                     IRELAND
                                     ISRAEL
                                      ITALY
                                   IVORY COAST
                                      JAPAN
                                     JORDAN
                                      KENYA
                                      KOREA
                                     LATVIA
                                     LEBANON
                                   LUXEMBOURG
                                    MALAYSIA
                                    MAURITIUS

                                     MEXICO
                                     MOROCCO
                                     NAMIBIA
                                   NETHERLANDS
                                   NEW ZEALAND
                                     NIGERIA
                                     NORWAY
                                      OMAN
                                    PAKISTAN
                                      PERU
                                   PHILIPPINES
                                     POLAND
                                    PORTUGAL
                                     ROMANIA
                                    SINGAPORE
                                    SLOVAKIA
                                    SLOVENIA
                                  SOUTH AFRICA
                                      SPAIN
                                    SRI LANKA
                                    SWAZILAND
                                     SWEDEN
                                   SWITZERLAND
                                     TAIWAN
                                    THAILAND
                                     TURKEY
                                     UKRAINE
                                 UNITED KINGDOM
                                     URUGUAY
                                    VENEZUELA
                                     ZAMBIA
                                    ZIMBABWE

                                   ADDENDUM TO
                THE FOREIGN CUSTODY MANAGER DELEGATION AGREEMENT
                                     BETWEEN
                                  UMB BANK N A
                       FOR CERTAIN CLIENTS AS LISTED BELOW
                           DATED AS OF August 26, 1999

The following is a list of Funds for which the Delegate shall act as Foreign Custody Manager pursuant a Foreign Custody Manager Delegation Agreement dated as of May 13, 1998 (the "Agreement"):

            DUNCAN-HURST INTERNATIONAL GROWTH FUND, A SERIES OF
                        PROFESSIONALLY MANAGED PORTFOLIOS
           PORTFOLIO 21, A SERIES OF PROFESSIONALLY MANAGED PORTFOLIOS
                         SECURITY SERVICES/WADDELL REED
               TARGET/UNITED FUNDS, INC.- ASSET STRATEGY PORTFOLIO
                 TARGET/UNITED FUNDS, INC. - BALANCED PORTFOLIO
                  TARGET/UNITED FUNDS, INC. - INCOME PORTFOLIO
               TARGET/UNITED FUNDS, INC. - INTERNATIONAL PORTFOLIO
           TARGET/UNITED FUNDS, INC. - SCIENCE & TECHNOLOGY PORTFOLIO
                 TARGET/UNITED FUNDS, INC. - SMALL CAP PORTFOLIO
                               ULTRAEUROPE PROFUND
                       UMB TRUST/UMB BANK OMNIBUS TAXABLE
                        UNITED ASSET STRATEGY FUND, INC.
                      UNITED CONTINENTAL INCOME FUND, INC.
                  UNITED FUNDS, INC. - UNITED ACCUMULATIVE FUND
                     UNITED FUNDS, INC. - UNITED INCOME FUND
                  UNITED FUNDS, INC. - UNITED NEW CONCEPTS FUND
              UNITED FUNDS, INC. - UNITED SCIENCE & TECHNOLOGY FUND
                      UNITED GOLD AND GOVERNMENT FUND, INC.
                     UNITED INTERNATIONAL GROWTH FUND, INC.
                         UNITED RETIREMENT SHARES, INC.
                           UNITED VANGUARD FUND, INC.
                WADDELL & REED FUNDS, INC. - ASSET STRATEGY FUND
                    WADDELL & REED FUNDS, INC. - GROWTH FUND
             WADDELL & REED FUNDS, INC. - INTERNATIONAL GROWTH FUND
            WADDELL & REED FUNDS, INC. - SCIENCE AND TECHNOLOGY FUND
                 WADDELL & REED FUNDS, INC. - TOTAL RETURN FUND

UMB BANK N.A..                                   BROWN BROTHERS HARRIMAN & CO


BY ___________________________                   BY __________________________
DATE _________________________                   DATE ________________________